New Perspective Fund
March 31, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$177,670
Class B	$-
Class C	$-
Class T*	$-
Class F-1	$6,616
Class F-2	$38,661
Class F-3	$21,277
Total	$244,224
Class 529-A	$8,179
Class 529-B	$-
Class 529-C	$-
Class 529-E	$133
Class 529-T*	$-
Class 529-F-1	$602
Class R-1	$-
Class R-2	$-
Class R-2E	$84
Class R-3	$1,935
Class R-4	$8,487
Class R-5	$11,737
Class R-5E	$22
Class R-6	$97,732
Total	$128,911
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1939
Class B	$-
Class C	$-
Class T	$0.2941
Class F-1	$0.1656
Class F-2	$0.2821
Class F-3	$0.3307
Class 529-A	$0.1772
Class 529-B	$-
Class 529-C	$-
Class 529-E	$0.0685
Class 529-T	$0.2775
Class 529-F-1	$0.2619
Class R-1	$-
Class R-2	$-
Class R-2E	$0.0607
Class R-3	$0.0486
Class R-4	$0.1780
Class R-5E	$0.3064
Class R-5	$0.3030
Class R-6	$0.3246
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	951,438
Class B	-
Class C	35,833
Class T*	-
Class F-1	41,745
Class F-2	156,462
Class F-3	78,153
Total	1,263,631
Class 529-A	48,703
Class 529-B	-
Class 529-C	6,941
Class 529-E	2,030
Class 529-T*	-
Class 529-F-1	2,464
Class R-1	2,040
Class R-2	13,261
Class R-2E	1,532
Class R-3	40,065
Class R-4	48,703
Class R-5	39,334
Class R-5E	211
Class R-6	335,649
Total	540,933
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$44.04
Class B	$-
Class C	$42.24
Class T	$44.02
Class F-1	$43.76
Class F-2	$43.92
Class F-3	$44.07
Class 529-A	$43.52
Class 529-B	$-
Class 529-C	$42.12
Class 529-E	$43.08
Class 529-T	$44.01
Class 529-F-1	$43.43
Class R-1	$41.88
Class R-2	$42.29
Class R-2E	$43.34
Class R-3	$43.03
Class R-4	$43.43
Class R-5E	$43.82
Class R-5	$44.02
Class R-6	$44.08
* Amount less than one thousand